EXHIBIT 99.1

Citizens South Banking Corporation Announces Fourth Quarter 2011 Financial Results

GASTONIA, N.C., Jan. 23, 2012 (GLOBE NEWSWIRE) -- Citizens South Banking Corporation (Nasdaq:CSBC), the holding company for Citizens South Bank (the "Bank"), released its unaudited results of operations and other financial information for the three-month and twelve-month periods ended December 31, 2011. Highlights from the fourth quarter of 2011 are as follows:

  Net loss available to shareholders totaled $2.3 million, or $0.20 per diluted share, for the quarter ended December 31, 2011. For the year ended December 31, 2011, the Company reported a net loss available to shareholders of $1.3 million, or $0.11 per diluted share.
  Excluding dividends and accretion of discount on preferred stock, the Company had a net loss of $1.5 million, or $0.13 per diluted share, for the fourth quarter of 2011, and net income of $241,000, or $0.02 per diluted share, for the 12 months ending December 31, 2011.
  In the fourth quarter of 2011, the Company repurchased all outstanding warrants related to preferred stock issued by the U.S. Treasury Department under the Troubled Asset Relief Program ("TARP"). The TARP preferred stock has been fully repaid. The expense related to repurchasing these warrants amounted to $584,000.
  The Company's net interest margin of 3.84% for the fourth quarter of 2011 increased by eight basis points on a linked quarter basis and by 59 basis points compared to the fourth quarter of 2010.
  The Company's pre-tax, pre-credit earnings of $3.5 million for the fourth quarter of 2011 were $660,000 higher than the Company's pre-tax, pre-credit earnings in the fourth quarter of 2010 and flat on a linked quarter basis.
  Non-covered classified loans decreased by $6.6 million, or 18.8%, on a linked quarter basis to $28.7 million. Non-covered classified assets, which includes both classified loans and other real estate owned, decreased by $5.9 million, or 13.6%, on a linked quarter basis to $37.7 million, or 36.5% of tier 1 capital.
  Nonperforming non-covered assets decreased by $986,000, or 3.4%, on a linked quarter basis to 2.57% of total assets at December 31, 2011, compared to 2.61% of total assets at September 30, 2011.
  Non-covered past due loans 30 to 89 days delinquent and still accruing interest totaled $4.9 million, or 0.86% of total non-covered loans, at December 31, 2011. This represents the fourth consecutive quarter that past due non-covered accruing loans have been less than 1.0% of total non-covered loans.
  The Company's non-time core deposits grew by $2.7 million, or 2.3% annualized, during the fourth quarter of 2011 to $463.2 million at December 31, 2011.

President Kim S. Price stated, "While we are disappointed with the loss in the fourth quarter, we believe that the steps we are taking ultimately strengthen our balance sheet and position the Company for an accelerated pace toward normalized earnings. Financial metrics in almost every category including nonperforming assets, classified assets, net interest margin and loan demand are all trending positive. While the process of recovery has been littered with stops and starts, we currently have the clearest vision for normality than we have had in sometime."

Fourth Quarter Financial Results:

Asset Quality

During the fourth quarter of 2011 the Company conducted an extensive internal loan review and recognized net loan charge-offs of $5.9 million. These charge-offs resulted from re-valuations on some properties and also from resolutions of problem assets where a portion of the loan was charged-off. The net result of these charge-offs was an overall reduction in nonperforming non-covered assets from 2.61% of total assets at September 30, 2011, to 2.57% of total assets at December 31, 2011. In addition, our classified assets, which totaled $43.6 million at September 30, 2011, declined to $37.7 million at December 31, 2011.  This marks the second consecutive quarter of decline in nonperforming non-covered loans and the fourth consecutive quarter of decline in classified assets.

In conjunction with our internal loan portfolio review, we undertook a forward looking evaluation of our portfolio. As a result of that review and our declining levels of non-covered nonperforming assets and classified assets, we released $1.2 million of our accumulated loan loss reserves, leaving our level of loan loss reserves at 2.04% of total non-covered loans at December 31, 2011.

Loans and Core Deposits

We are experiencing some positive trends in local economic conditions and loan demand continues to improve gradually. While total non-covered loans decreased by $7.9 million on a linked quarter basis, or 5.5% annualized, this decrease was largely due to two large loan repayments and the elevated level of loan charge-offs during the quarter. Despite this decrease in outstandings, the Company originated $36.0 million in loans during the fourth quarter of 2011 and the Company's $33.5 million loan pipeline remains strong. Management continues to focus on increasing business loans to the professional market, owner-occupied commercial real estate loans, and residential and personal loans. Our realigned lending team continues to be more effective in developing quality business relationships and we are on target with our Small Business Lending Fund initiative which has reduced our preferred stock dividend rate from 5.0% to 3.3%. We expect to continue to expand our small business lending in 2012 which will result in further reductions in our dividend rate.

The Company continues to experience strong non-time core deposit growth. From December 31, 2010 to December 31, 2011, non-time core deposits increased by $61.2 million, or 15.2%, to $463.2 million. A portion of this growth was due to the $21.9 million in non-time core deposits that were assumed in the New Horizons Bank acquisition. On a linked-quarter basis, non-time core deposits increased by $2.7 million, or 2.3% annualized. This growth in non-time core deposits was largely attributable to a continued focus on deposit gathering as part of our relationship banking model.

Capital Position

The Company's capital position continues to be a source of strength and provides a competitive advantage during these uncertain economic times. At December 31, 2011, the Bank's total risk-based, Tier 1 risk-based, and Tier 1 leverage capital ratios were 15.9%, 14.7%, and 9.5%, respectively, compared to 16.8%, 15.6%, and 9.7% respectively, at December 31, 2010. The Bank exceeded the regulatory minimum capital ratios to be considered well-capitalized by 159.4%, 244.8%, and 189.8% for total risk-based capital, Tier 1 risk-based capital, and Tier 1 leverage capital, respectively, at December 31, 2011.

Increasing Net Interest Income and Net Interest Margin

The Company's net interest income for the fourth quarter of 2011 increased by $1.1 million, or 15.1%, as compared to the fourth quarter of 2010. The primary reason for this growth was a 59 basis point increase in the Company's net interest margin from 3.25% for the three months ended December 31, 2010, to 3.84% for the three months ended December 31, 2011. The improvement in the net interest margin was due to a 50 basis point decrease in the Company's cost of funds and a 13 basis point increase in the Company's yield on assets. On a linked quarter basis, the Company's net interest margin increased by eight basis points. Given the Company's high level of liquidity, coupled with strong core deposit growth, we have been able to repay maturing time deposits or reprice these time deposits at lower market rates at maturity. In addition, we recently renegotiated $15.0 million of Federal Home Loan Bank advances resulting in a 197 basis point reduction in these funding sources, and extended these maturities for an additional 2.7 years. This restructuring should reduce our interest expense by approximately $300,000 annually beginning in the first quarter of 2012.

Noninterest Income and Expense

Noninterest income decreased by $289,000 to $2.0 million for the quarter ended December 31, 2011, as compared to the quarter ended December 31, 2010.  Excluding the effects of gains from acquisitions and losses on sale of other assets, noninterest income decreased by $148,000, or 6.8%, for the fourth quarter of 2011 compared to the fourth quarter of 2010. This decrease was primarily due to an $83,000 reduction in mortgage banking income and a $72,000 reduction in other noninterest income.

Noninterest expense increased by $861,000 during the fourth quarter of 2011 compared to the fourth quarter of 2010.  Excluding valuation adjustments and other expenses on other real estate owned, acquisition and integration expenses, and impairment of securities, noninterest expense increased by $480,000, or 7.0%, during the respective fourth quarter periods. This increase was partially due to higher compensation and other costs related to the Bank's acquisition of New Horizons Bank in April 2011.

About Citizens South Banking Corporation and Citizens South Bank

Citizens South Bank was founded in 1904 and is headquartered in Gastonia, North Carolina. Deposits are FDIC insured up to applicable regulatory limits. At December 31, 2011, the Company had $1.1 billion in assets with 21 full-service offices in the Charlotte and North Georgia regions, including Gaston, Iredell, Rowan, Mecklenburg, and Union counties in North Carolina, York County in South Carolina, and Towns, Union, Fannin, and Gilmer counties in Georgia. Citizens South Bank is an Equal Housing Lender and Member, FDIC. The Bank is a wholly-owned subsidiary of Citizens South Banking Corporation, and shares of the common stock of the Company trade on the NASDAQ Global Market under the ticker symbol "CSBC." The Company maintains a website at www.citizenssouth.com that includes information on the Company, along with a list of products and services, branch locations, current financial information, and links to the Company's filings with the SEC.

The Citizens South Banking Corporation logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=7099

Non-GAAP Financial Measures

This press release contains non-GAAP financial measures and should be read along with the accompanying tables which provide a reconciliation of non-GAAP measures to GAAP measures.  Management believes that these non-GAAP measures provide a greater understanding of ongoing operations and enhance comparability of results with prior periods.  Non-GAAP measures should not be considered as an alternative to any measure of performance or financial condition as promulgated under accounting principles generally accepted in the United States ("GAAP"), and investors should consider the company's performance and financial condition as reported under GAAP and all other relevant information when assessing the performance or financial condition of the company.   Non-GAAP measures have limitations as analytical tools, and investors should not consider them in isolation, or as a substitute for analysis of the Company's results or financial condition as reported under GAAP.

Cautionary Statement Regarding Forward-looking Statements

This news release contains certain forward-looking statements which include, but are not limited to, statements of our earnings expectations, statements regarding our operating strategy, and estimates of our future costs and benefits.   These forward-looking statements are based on our current beliefs and expectations and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Forward-looking statements speak only as of the date they are made and the Company is under no duty to update these forward-looking statements to reflect circumstances or events that occur after the date of the forward-looking statements or to reflect the occurrence of unanticipated events. A number of factors could cause actual conditions, events or results to differ significantly from those described in the forward-looking statements. Factors that could cause such a difference include, but are not limited to, changes in general economic conditions – either locally or nationally, competition among depository and financial institutions, the continuation of current revenue and expense trends, significant changes in interest rates, unforeseen changes in the Company's markets, and legal, regulatory, or accounting changes. The Company's reports filed from time to time with the Securities and Exchange Commission, including the Company's Form 10-K for the year ended December 31, 2010, describe some of these factors.

Quarterly Financial Highlights (unaudited)	At and For the Quarters Ended
	2011				2010
	December 31	September 30	June 30	March 31	December 31
(Dollars in thousands, except share and per share data)

Summary of Operations:
Interest income - taxable equivalent	$ 11,089	$ 11,308	$ 11,488	$ 10,457	$ 11,055
Interest expense	2,304	2,554	2,826	2,855	3,411
Net interest income - taxable equivalent	8,785	8,754	8,662	7,602	7,644
Less: Taxable-equivalent adjustment	65	62	69	70	70
Net interest income	8,720	8,692	8,593	7,532	7,574
Provision for loan losses	4,635	1,350	1,700	3,000	5,000
Net interest income after loan loss provision	4,085	7,342	6,893	4,532	2,574
Noninterest income	1,985	1,990	5,886	1,478	2,274
Noninterest expense	8,779	8,931	9,270	7,672	7,918
Net income (loss) before income taxes	(2,709)	401	3,509	(1,662)	(3,070)
Income tax expense (benefit)	(1,172)	28	1,213	(771)	(1,331)
Net income (loss)	(1,537)	373	2,296	(891)	(1,739)
Dividends and accretion of discount on preferred stock	767	247	256	256	256
Net income (loss) available to common shareholders	$ (2,304)	$ 126	$ 2,040	$ (1,147)	$ (1,995)

Per Common Share Data:
Net income (loss):
Basic	$ (0.20)	$ 0.01	$ 0.18	$ (0.10)	$ (0.18)
Diluted	(0.20)	0.01	0.18	(0.10)	(0.18)
Weighted average shares outstanding:
Basic	11,470,599	11,462,107	11,455,642	11,491,734	11,173,174
Diluted	11,470,599	11,462,107	11,455,642	11,491,734	11,173,174
End of period shares outstanding	11,506,324	11,506,324	11,506,324	11,508,750	11,508,750
Cash dividends declared	$ 0.01	$ 0.01	$ 0.01	$ 0.01	$ 0.01
Book value	6.27	6.44	6.44	6.22	6.32
Tangible book value	6.13	6.31	6.29	6.09	6.17

Selected Financial Performance Ratios (annualized):
Return on average assets	(0.85)%	0.05%	0.73%	(0.44)%	(0.74)%
Return on average common equity	(12.45)%	0.68%	11.00%	(6.39)%	(10.68)%
Noninterest income to average total assets	0.73%	0.72%	2.12%	0.56%	0.85%
Noninterest expense to average total assets	3.24%	3.23%	3.34%	2.91%	2.95%

Operating Earnings (Non-GAAP):
Net income (loss) available to common shareholders	$ (2,304)	$ 126	$ 2,040	$ (1,147)	$ (1,995)
(Gain) loss on acquisition, net of tax	(15)	29	(2,695)	155	(90)
Gain on sale of investments, net of tax	--	(67)	--	--	--
Other-than-temporary impairment on securities, net of tax	--	--	--	--	365
Acquisition and integration expenses, net of tax	22	86	345	27	26
Accretion of unamortized discount on preferred stock	584	--	--	--	--
Net operating income (loss)	$ (1,713)	$ 174	$ (310)	$ (965)	$ (1,694)

Operating net income (loss) per common share:
Basic	$ (0.15)	$ 0.02	$ (0.03)	$ (0.08)	$ (0.15)
Diluted	(0.15)	0.02	(0.03)	(0.08)	(0.15)

Pre-tax, pre-credit earnings (1)	$ 3,545	$ 3,545	$ 3,902	$ 2,638	$ 2,885

Operating return on average assets	(0.63)%	0.06%	(0.11)%	(0.37)%	(0.63)%
Operating return on average common equity	(7.29)%	0.73%	(1.30)%	(4.13)%	(7.15)%
Operating efficiency ratio (2)	69.52%	67.52%	65.92%	69.97%	70.49%

(1) Calculated using net interest income plus noninterest income less noninterest expense adjusted for the following items: 1) gains or losses from acquisition or sale of investments or sale of other assets; 2) other-than-temporary impairment on securities; 3) amortization of intangible assets; 4) other real estate owned valuation adjustments and expenses; and 5)
acquisition and integration expenses.
(2) Calculated by dividing noninterest expense by net interest income plus noninterest income excluding the following items: 1) gains or losses from acquisition or sale of investments;
2) other-than-temporary impairment on securities; 3) other real estate owned valuation adjustments and expenses; and 4) acquisition and integration expenses.

Quarterly Financial Highlights (unaudited)	At and For the Quarters Ended
	2011				2010
	December 31	September 30	June 30	March 31	December 31
(Dollars in thousands, except per share data)

Credit Quality Information and Ratios:
Allowance for loan losses - beginning of period	$ 12,956	$ 12,742	$ 12,006	$ 11,924	$ 10,752
Add: Provision for loan losses	4,635	1,350	1,700	3,000	5,000
Less: Net charge-offs	5,878	1,136	964	2,918	3,828
Allowance for loan losses - end of period	$ 11,713	$ 12,956	$ 12,742	$ 12,006	$ 11,924

Assets not covered by FDIC loss-share agreements:
Past due loans (30-89 days) accruing	$ 4,933	$ 4,479	$ 5,687	$ 5,692	$ 13,787
Past due loans (30-89 days) to total non-covered loans	0.86%	0.77%	0.99%	0.97%	2.34%

Nonperforming non-covered loans:
One-to-four family residential	$ 2,407	$ 1,556	$ 1,406	$ 2,373	$ 1,864
Construction	--	--	--	72	14
Acquisition and development	6,474	6,459	5,155	4,675	2,560
Commercial land	2,631	3,176	3,167	4,653	4,360
Other commercial real estate	4,173	6,602	10,306	9,636	4,800
Commercial business	168	306	201	309	287
Consumer	2,958	2,426	2,440	2,639	2,529
Total nonperforming non-covered loans	18,811	20,525	22,675	24,357	16,414
Other nonperforming non-covered assets	8,936	8,208	10,723	8,463	7,650
Total nonperforming non-covered assets	$ 27,747	$ 28,733	$ 33,398	$ 32,820	$ 24,064

Allowance for loan losses to total non-covered loans	2.04%	2.23%	2.22%	2.05%	2.02%
Net charge-offs to average non-covered loans (annualized)	4.07%	0.79%	0.66%	2.00%	2.59%
Nonperforming non-covered loans to non-covered loans	3.28%	3.53%	3.95%	4.15%	2.79%
Nonperforming non-covered assets to total assets	2.57%	2.61%	2.99%	3.15%	2.26%
Nonperforming non-covered assets to total non-covered loans and other real estate owned	4.76%	4.87%	5.72%	5.51%	4.03%

Assets covered by FDIC loss-share agreements:
Past due loans (30-89 days) accruing (3)	$ 5,372	$ 6,430	$ 12,987	$ 7,006	$ 5,767
Past due loans (30-89 days) to total covered loans	3.36%	3.81%	7.34%	5.09%	3.91%

Total covered nonperforming loans (4)	$ 44,056	$ 37,074	$ 35,830	$ 24,791	$ 25,541
Other covered nonperforming assets	8,746	12,765	14,127	8,225	7,108
Total covered nonperforming assets	$ 52,802	$ 49,839	$ 49,957	$ 33,016	$ 32,649

Classified Assets (5)
Non-covered classified loans	$ 28,727	$ 35,357	$ 41,515	$ 42,915	$ 44,532
OREO and other nonperforming assets	8,936	8,208	10,723	8,463	7,650
Total classified assets	$ 37,663	$ 43,565	$ 52,238	$ 51,378	$ 52,182

Tier 1 capital	$ 103,069	$ 104,487	$ 105,088	$ 102,628	$ 103,233

Total classified assets to Tier 1 capital	36.54%	41.69%	49.71%	50.06%	50.55%

(3) The contractual balance of past due loans covered by FDIC loss-share agreements totaled $7.0 million, $7.7 million $13.7 million, $8.2 million and $7.0 at December 31, 2010,
March 31, 2011, June 30, 2011, September 30, 2011, and December 31, 2011, respectively.
(4) The contractual balance of nonperforming loans covered by FDIC loss-share agreements totaled $31.2 million, $28.7 million, $39.3 million, $48.8 million and $55.4 million at
December 31, 2010, March 31, 2011, June 30, 2011, September 30, 2011, and December 31, 2011, respectively.
(5) Excludes loans and OREO covered by FDIC loss-share agreements.

Quarterly Financial Highlights (unaudited)	At and For the Quarters Ended
	2011				2010
	December 31	September 30	June 30	March 31	December 31
(Dollars in thousands, except per share data)

Net Interest Margin (annualized):
Yield on earning assets	4.81%	4.84%	4.95%	4.62%	4.68%
Cost of funds	1.01%	1.11%	1.23%	1.32%	1.51%
Net interest rate spread	3.80%	3.73%	3.72%	3.30%	3.17%
Net interest margin (taxable equivalent)	3.84%	3.76%	3.78%	3.42%	3.25%

Selected End of Period Balances:
Loans covered by FDIC loss-share agreements	$ 159,688	$ 168,940	$ 177,047	$ 137,758	$ 147,576
Loans not covered by FDIC loss-share agreements	574,100	582,065	573,603	586,897	588,934
Total loans, net	733,788	751,005	750,650	724,655	736,510
Investment securities	147,899	132,443	156,328	154,006	111,586
Total interest-earning assets	895,003	913,910	927,463	887,706	914,455
Total assets	1,080,460	1,098,974	1,117,993	1,041,444	1,064,487
Noninterest-bearing deposits	87,740	87,413	82,305	78,342	70,056
Interest-bearing deposits	788,316	801,167	822,273	754,461	780,400
Total deposits	876,056	888,580	904,578	832,803	850,456
Total borrowings and other debt	103,939	105,778	108,011	107,646	110,678
Shareholders' equity	92,659	94,782	94,771	92,276	93,443

Selected Quarterly Average Balances:
Loans covered by FDIC loss-share agreements	$ 164,314	$ 173,755	$ 170,580	$ 142,353	$ 154,998
Loans not covered by FDIC loss-share agreements	578,083	576,846	583,294	583,993	592,056
Average loans, net	742,397	750,601	753,874	726,346	747,054
Investment securities	140,846	146,017	157,513	135,645	100,691
Average interest-earning assets	906,064	920,932	918,118	902,141	928,756
Average total assets	1,084,313	1,107,687	1,110,740	1,053,747	1,075,338
Noninterest-bearing deposits	87,770	84,001	81,617	72,235	69,675
Interest-bearing deposits	789,233	810,469	814,736	769,152	783,510
Average total deposits	877,003	894,470	896,353	841,387	853,185
Average borrowings and other debt	105,872	106,696	107,872	109,385	111,271
Shareholders' equity	94,028	94,711	95,116	93,533	94,761

Capital Ratios:
Total equity to total assets	8.58%	8.62%	8.48%	8.86%	8.78%
Tangible common equity to tangible assets	6.56%	6.61%	6.49%	6.73%	6.69%
Total Risk-Based Capital (Bank only)	15.94%	17.32%	17.29%	16.70%	16.80%
Tier 1 Risk-Based Capital (Bank only)	14.69%	16.06%	16.03%	15.44%	15.54%
Tier 1 Leverage Capital (Bank only)	9.49%	9.53%	9.42%	9.89%	9.74%

CITIZENS SOUTH BANKING CORPORATION
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION (unaudited)

	December 31		Amount	Percent
	2011	2010	Change	Change
(Dollars in thousands)

ASSETS
Cash and cash equivalents	88,344	120,899	(32,555)	-26.93%
Investment securities available for sale, at fair value	95,763	74,308	21,455	28.87%
Investment securities held to maturity, at amortized cost	52,136	37,278	14,858	39.86%
Federal Home Loan Bank stock, at cost	5,067	5,715	(648)	-11.34%
Presold loans in process of settlement	2,146	4,034	(1,888)	-46.80%
Loans:
Covered by FDIC loss-share agreements	159,688	147,576	12,112	8.21%
Not covered by FDIC loss-share agreements	574,100	588,934	(14,834)	-2.52%
Allowance for loan losses	(11,713)	(11,924)	211	-1.77%
Loans, net	722,075	724,586	(2,511)	-0.35%
Other real estate owned	17,682	14,652	3,030	20.68%
Premises and equipment, net	25,888	23,785	2,103	8.84%
FDIC loss share receivable	38,931	24,848	14,083	56.68%
Accrued interest receivable	2,773	3,001	(228)	-7.60%
Bank-owned life insurance	18,978	18,230	748	4.10%
Intangible assets	1,373	1,690	(317)	-18.76%
Other assets	9,304	11,461	(2,157)	-18.82%
Total assets	$ 1,080,460	$ 1,064,487	$ 15,973	1.50%

LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits:
Noninterest-bearing demand deposits	$ 87,740	$ 70,056	$ 17,684	25.24%
Interest-bearing demand and savings	375,497	331,956	43,541	13.12%
Time deposits	412,819	448,444	(35,625)	-7.94%
Total deposits	876,056	850,456	25,600	3.01%
Securities sold under repurchase agreements	9,787	9,432	355	3.76%
Borrowed money	78,688	85,782	(7,094)	-8.27%
Subordinated debt	15,464	15,464	--	0.00%
Other liabilities	7,806	9,910	(2,104)	-21.23%
Total liabilities	987,801	971,044	16,757	1.73%
Shareholders' Equity
Preferred stock	20,500	20,672	(172)	-0.83%
Common stock	124	124	--	0.00%
Additional paid-in-capital	63,888	63,000	888	1.41%
Retained earnings, substantially restricted	7,854	9,663	(1,809)	-18.72%
Accumulated other comprehensive income (loss)	293	(16)	309	-1931.25%
Total shareholders' equity	92,659	93,443	(784)	-0.84%
Total liabilities and shareholders' equity	$ 1,080,460	$ 1,064,487	$ 15,973	1.50%

CITIZENS SOUTH BANKING CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)
	Three Months Ended
	December 31		Amount	Percent
	2011	2010	Change	Change
(Dollars in thousands)
Interest Income:
Interest and fees on loans	$ 10,135	$ 10,297	$ (162)	-1.57%
Investment securities:
Taxable interest income	743	543	200	36.83%
Tax-exempt interest income	95	67	28	41.79%
Other interest income	51	78	(27)	-34.62%
Total interest income	11,024	10,985	39	0.36%
Interest Expense:
Deposits	1,445	2,391	(946)	-39.57%
Repurchase agreements	10	23	(13)	-56.52%
Borrowed money	739	790	(51)	-6.46%
Subordinated debt	110	207	(97)	-46.86%
Total interest expense	2,304	3,411	(1,107)	-32.45%

Net interest income	8,720	7,574	1,146	15.13%
Provision for loan losses	4,635	5,000	(365)	-7.30%
Net interest income after provision for loan losses	4,085	2,574	1,511	58.70%
Noninterest Income:
Service charges on deposit accounts	1,066	1,039	27	2.60%
Mortgage banking income	414	497	(83)	-16.70%
Commissions on sales of financial products	61	67	(6)	-8.96%
Income from bank-owned life insurance	191	205	(14)	-6.83%
Gain from acquisition	25	148	(123)	-83.11%
Loss on sale of other assets	(57)	(39)	(18)	46.15%
Other income	285	357	(72)	-20.17%
Total noninterest income	1,985	2,274	(289)	-12.71%
Noninterest Expense:
Compensation and benefits	3,810	3,529	281	7.96%
Occupancy and equipment	854	848	6	0.71%
Data processing and other technology	248	261	(13)	-4.98%
Professional services	264	252	12	4.76%
Advertising and business development	81	101	(20)	-19.80%
Loan collection and other expenses	534	276	258	93.48%
Deposit insurance	419	356	63	17.70%
Other real estate owned valuation adjustments	1,027	295	732	248.14%
Other real estate owned expenses	396	308	88	28.57%
Amortization of intangible assets	126	144	(18)	-12.50%
Impairment of investment securities	--	435	(435)	-100.00%
Acquisition and integration expenses	38	42	(4)	-9.52%
Other expenses	982	1,071	(89)	-8.31%
Total noninterest expense	8,779	7,918	861	10.87%

Net loss before income tax benefit	(2,709)	(3,070)	361	-11.76%
Income tax benefit	(1,172)	(1,331)	159	-11.95%
Net loss	(1,537)	(1,739)	202	-11.62%
Dividends and accretion of discount on preferred stock	767	256	511	199.61%

Net loss allocable to common shareholders	$ (2,304)	$ (1,995)	$ (309)	15.49%

Net loss per common share - basic	$ (0.20)	$ (0.18)	$ (0.02)	12.49%
Net loss per common share - diluted	(0.20)	(0.18)	(0.02)	12.49%

CITIZENS SOUTH BANKING CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)
	12 months ended
	December 31		Amount	Percent
	2011	2010	Change	Change
(Dollars in thousands)
Interest Income:
Interest and fees on loans	$ 40,158	$ 40,540	$ (382)	-0.94%
Investment securities:
Taxable interest income	3,412	2,517	895	35.56%
Tax-exempt interest income	304	544	(240)	-44.12%
Other interest income	202	314	(112)	-35.67%
Total interest income	44,076	43,915	161	0.37%
Interest Expense:
Deposits	7,128	10,262	(3,134)	-30.54%
Repurchase agreements	60	107	(47)	-43.93%
Borrowed money	3,022	3,395	(373)	-10.99%
Subordinated debt	328	914	(586)	-64.11%
Total interest expense	10,538	14,678	(4,140)	-28.21%

Net interest income	33,538	29,237	4,301	14.71%
Provision for loan losses	10,685	14,050	(3,365)	-23.95%
Net interest income after provision for loan losses	22,853	15,187	7,666	50.48%
Noninterest Income:
Service charges on deposit accounts	4,154	3,932	222	5.65%
Mortgage banking income	1,255	1,525	(270)	-17.70%
Commissions on sales of financial products	267	426	(159)	-37.32%
Income from bank-owned life insurance	777	832	(55)	-6.61%
Gain from acquisition	4,140	19,679	(15,539)	-78.96%
Gain on sale of investments, available for sale	111	349	(238)	-68.19%
Loss on sale of other assets	(342)	(490)	148	-30.20%
Other income	979	883	96	10.87%
Total noninterest income	11,341	27,136	(15,795)	-58.21%
Noninterest Expense:
Compensation and benefits	15,000	13,598	1,402	10.31%
Occupancy and equipment	3,421	3,302	119	3.60%
Data processing and other technology	1,063	702	361	51.42%
Professional services	1,003	981	22	2.24%
Advertising and business development	320	333	(13)	-3.90%
Loan collection and other expenses	1,361	447	914	204.47%
Deposit insurance	1,535	1,326	209	15.76%
Other real estate owned valuation adjustments	4,319	1,382	2,937	212.52%
Other real estate owned expenses	1,302	993	309	31.12%
Amortization of intangible assets	538	517	21	4.06%
Impairment of investment securities	--	435	(435)	-100.00%
Acquisition and integration expenses	792	1,064	(272)	-25.56%
Other expenses	4,001	4,255	(254)	-5.97%
Total noninterest expense	34,655	29,335	5,320	18.14%

Net income (loss) before income tax expense (benefit)	(461)	12,988	(13,449)	-103.55%
Income tax expense (benefit)	(702)	4,349	(5,051)	-116.14%
Net income	241	8,639	(8,398)	-97.21%
Dividends and accretion of discount on preferred stock	1,526	1,025	501	48.88%

Net income (loss) available (allocable) to common shareholders	$ (1,285)	$ 7,614	$ (8,899)	-116.88%

Net loss per common share - basic	$ (0.11)	$ 0.78	$ (0.89)	-114.35%
Net loss per common share - diluted	(0.11)	0.78	(0.89)	-114.35%
CONTACT: Gary F. Hoskins, CFO
         (704) 884-2263
         gary.hoskins@citizenssouth.com